Registration No. 333-110077

    As filed with the Securities and Exchange Commission on January 29, 2004

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 2

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                              IBIZ TECHNOLOGY CORP.

             (Exact name of registrant as specified in its charter)


            Florida                                              86-0933890
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                     2238 West Lone Cactus Drive, Suite 200
                             Phoenix, Arizona 85021
                    (Address of principal executive offices)

                            2003 Stock Incentive Plan

                            (Full title of the plan)

           Kenneth W. Schilling                            Copy to:
                 President
  2238 West Lone Cactus Drive, Suite 200            Darrin M. Ocasio, Esq.
          Phoenix, Arizona 85021             Sichenzia Ross Friedman Ference LLP
              (253)284-2000                         1065 Avenue of Americas
   (Name, address and telephone number,               New York, NY 10018
including area code, of agent for service)              (212) 930-9700

                           --------------------------

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                                Proposed maximum         Proposed maximum
Title of securities to       Amount to be       offering price per       Aggregate offering        Amount of
     be registered            Registered               share                 Price (1)           registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value             450,000,000(2)             $.003               $1,350,000.00            $109.22*

* Previously paid


(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of December 4, 2003, a date within five business days prior to the filing of this registration statement.

(2) These 450,000,000 shares represent additional shares for issuance under the Registrant's 2003 Stock Incentive Plan, originally the subject of the Registrant's Form S-8 registration statement filed on October 30, 2003, bearing SEC File No. 333-110077.

                           INCORPORATION BY REFERENCE

                                       OF

                         EARLIER REGISTRATION STATEMENT

IBIZ Technology Corp. (the "Registrant") has previously registered 22,000,000 shares of its Common Stock, par value $.001 per share, for issuance under its 2003 Stock Incentive Plan (the "Plan"). The registration of such shares was effected on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 30, 2003, bearing the file number 333-110077 (the "Earlier Registration Statement"). On January 29, 2004, the Registrant registered an additional 450,000,000 securities of the same class as those for which the Earlier Registration Statement is effective

The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued officers and directors of iBIZ Technology Corp.

Prospectus

                              iBIZ TECHNOLOGY CORP.

                        30,000,000 SHARES OF COMMON STOCK

                            2003 STOCK INCENTIVE PLAN

This prospectus relates to the sale of up to 30,000,000 shares of common stock of iBIZ Technology Corp. offered by the selling stockholders pursuant to our 2003 Stock Incentive Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Our common stock trades on the Over-The-Counter Bulletin Board under the symbol "IBZT." On January 28, 2004, the closing sale price of the common stock was $0.062 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 29, 2004.

                                TABLE OF CONTENTS
                                                                            Page

Prospectus Summary                                                            5

Risk Factors                                                                  6

Selling Stockholders                                                         10

Plan of Distribution                                                         12

Interests of Named Experts and Counsel                                       13

Incorporation of Certain Documents by Reference                              13

Disclosure of Commission Position on Indemnification
  For Securities Act Liabilities                                             13

Available Information                                                        14

                               PROSPECTUS SUMMARY
GENERAL OVERVIEW

iBiz Technology Corp. designs, manufactures, through subcontractors, and distributes a line of accessories for personal digital assistants and handheld computer market which is distributed through large retail chain stores and e-commerce sites. iBiz also markets LCD monitors, OEM notebook computers, third party software, and general purpose financial application keyboards.

Our principal offices are located at 2238 West Lone Cactus Drive, Suite 200, Phoenix, Arizona 85021, and our telephone number is (623) 492-9200. Our web site is located at www.ibizcorp.com. iBiz was formed under the laws of the state of Florida.

THIS OFFERING



Shares of common stock outstanding prior to this offering......... 2,132,956,988

Shares offered in this prospectus.................................  60,000,000

Total shares outstanding after this offering......................2,192,956,988

Use of proceeds.................             We will not  receive  any  proceeds
                                             from  the  sale  of the  shares  of
                                             common   stock   offered   in  this
                                             prospectus.

                                  RISK FACTORS

INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER THE FOLLOWING DISCUSSION OF RISKS AS WELL AS OTHER INFORMATION IN THIS PROSPECTUS. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL ALSO MAY IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE HARMED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE.

EXCEPT FOR HISTORICAL INFORMATION, THE INFORMATION CONTAINED IN OUR SEC PROSPECTUSES ARE "FORWARD-LOOKING" STATEMENTS ABOUT OUR EXPECTED FUTURE BUSINESS AND PERFORMANCE. OUR ACTUAL OPERATING RESULTS AND FINANCIAL PERFORMANCE MAY PROVE TO BE VERY DIFFERENT FROM WHAT WE MIGHT HAVE PREDICTED AS OF THE DATE OF THIS PROSPECTUS.

WE HAVE A HISTORY OF LOSSES AND ANTICIPATE FUTURE LOSSES WHICH WILL COMPEL US TO SEEK ADDITIONAL CAPITAL.

For the fiscal year ended October 31, 2002, we sustained a loss of approximately $6,490,465 and for the fiscal year ended October 31, 2001, we sustained a loss of $6,748,794. Future losses are anticipated to occur. We continue to have insufficient cash flow to grow operations and we cannot assure you that we will be successful in reaching or maintaining profitable operations.

WE HAVE A LIMITED PRODUCT RANGE WHICH MUST BE EXPANDED IN ORDER TO EFFECTIVELY COMPETE.

To effectively compete in our industry, we need to continue to expand our business and generate greater revenues so that we have the resources to timely develop new products. We must continue to market our products and services through our direct sales force and expand our e-commerce distribution channels. At the present time, we have no other products in the development process. We cannot assure you that we will be able to grow sufficiently to provide the range and quality of products and services required to compete.

WE HAVE FEW PROPRIETARY RIGHTS, THE LACK OF WHICH MAY MAKE IT EASIER FOR OUR COMPETITORS TO COMPETE AGAINST US.

We attempt to protect our limited proprietary property through copyright, trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies.

"PENNY STOCK" REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF OUR STOCK, WHICH MAY AFFECT THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES.

The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share. Our common stock is currently subject to these rules that impose additional sales practice requirements. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose:

o the commission payable to both the broker-dealer and the registered representative, o current quotations for the securities, and o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or

$300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common shares, and may affect the ability to sell the common shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY AN AGGREGATE OF $3,796,064 WORTH OF CONVERTIBLE DEBENTURES WE CURRENTLY HAVE OUTSTANDING, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

As of June 9, 2003, we had an aggregate of $3,796,064 worth of convertible debentures outstanding. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE THE DEBENTURE HOLDERS TO MAKE SHORT SALES OF OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK AND COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES.

Our outstanding convertible debentures are convertible into shares of our common stock at a discount to the trading price of our common stock. The conversion feature may encourage the debenture holders to make short sales of the common stock prior to their conversions. Such sales could significantly depress the price of the common stock, allowing the debenture holders to convert into a substantially larger number of shares of common stock, which would have a depressive effect on the market price of our stock.

OUR COMMITMENTS TO ISSUE ADDITIONAL COMMON STOCK MAY DILUTE THE VALUE OF YOUR STOCKHOLDINGS, ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND IMPAIR OUR ABILITY TO RAISE CAPITAL.

In addition to the shares of common stock included for resale in this prospectus, we currently have outstanding commitments in the form of convertible debentures and warrants to issue a substantial number of new shares of our common stock. Furthermore, the number of shares issuable upon conversion of these securities is subject to adjustment, depending on the market price of our common stock. To the extent that the price of our common stock decreases, we will be required to issue additional shares upon conversion. There is essentially no limit to the number of shares that we may be required to issue.

An increase in the number of shares of our common stock that will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our equity securities or convertible securities.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated January 17, 2003, our independent auditors stated that our financial statements for the year ended October 31, 2002 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended October 31, 2002 in the amount of $6,490,465 and an accumulated deficit of $20,336,150 as of October 31, 2002. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                       Shares Beneficially Owned                         Shares Beneficially Owned
                                         Prior to the Offering                               After the Offering
                                     ----------------------------         Total        --------------------------
Name                                    Number          Percent      Shares Offered       Number          Percent
----------------------------         -------------    -----------    --------------    -----------      ---------
Kenneth Schilling, President           257,737,722     12.08%            30,000,000     227,737,722         10.68%
and Director

Mark Perkins, Vice President           243,143,298     11.40%            30,000,000     213,143,298          8.77%
of Operations and Director

* Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

                              PLAN OF DISTRIBUTION

Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman & Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018. 1,000,000 shares are being registered in this prospectus for Gregory Sichenzia, Special Counsel to Ibiz.

                      INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

o Reference is made to the Registrant's prospectus relating to its registration statement on Form SB-2, as filed with the SEC on October 9, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended October 31, 2002, as filed with the SEC on February 13, 2003, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB for the period ended January 31, 2003, as filed with the SEC on March 14, 2003, which is hereby incorporated by reference.


o Reference is made to the Registrant's prospectus relating to its registration statement on Form SB-2/A, as filed with the SEC on May 7, 2003, which is hereby incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Mr. Kenneth Schilling, President, iBIZ Technology Corp., 2238 West Lone Cactus Drive, Phoenix, AZ 85027.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

iBIZ's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of iBIZ shall not be personally liable to iBIZ or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of iBIZ's Articles of Incorporation, as amended, is to eliminate the right of iBIZ and its shareholders (through shareholders' derivative suits on behalf of iBIZ) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. iBIZ believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, iBIZ has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC: Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Over-The-Counter Bulletin Board. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                        30,000,000 SHARES OF COMMON STOCK
                                   PROSPECTUS

                                January 29, 2004

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.



Exhibit No.                  Exhibit
----------                   -------

   (4.1)          2003 Stock Incentive Plan*

    (5)           Opinion of Sichenzia Ross Friedman Ference LLP

  (23.1)          Consent of Farber & Hass, LLP, Certified Public

  (23.2)          Consent of Moffitt & Company, P.C., Certified Public

  (23.3) Consent of Foley & Lardner (contained in Exhibit 5 hereto)

   (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

* Previously filed.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, and State of Arizona, on this 29th day of January 29, 2004.

                              IBIZ Technology Corp.


                              By: /s/ Kenneth W. Schilling
                                  --------------------------
                                  Kenneth W. Schilling
                                  President

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Kenneth M. Schilling his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.


         Signature                         Title                     Date


/s/ Kenneth W. Schilling        President & Acting Principal
--------------------------      Financial andAccounting         January 29, 2004
Kenneth W. Schilling            Officer and Director



/s/ Mark H. Perkins             Executive Vice President
--------------------------      of Operations and Director      January 29, 2004
Mark H. Perkins

                                  EXHIBIT INDEX

                              IBIZ TECHNOLOGY CORP.

                            2003 Stock Incentive Plan

Exhibit No.                  Exhibit
-----------                  -------

   (4.1)          2003 Stock Incentive Plan*

    (5)           Opinion of Sichenzia Ross Friedman Ference

  (23.1)          Consent of Farber & Hass, LLP, Certified Public
                  Accountants

  (23.2)          Consent of Moffitt & Company, P.C., Certified Public
                  Accountants

  (23.3)          Consent of Foley & Lardner (contained in Exhibit 5 hereto)

   (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

EXHIBIT 5

                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                                Attorneys At Law
                           1065 Avenue of the Americas
                            New York, New York 10018
                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725
                             E-Mail: INFO@SRFLLP.NET

                                January 29, 2004

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: iBIZ Technology, Corp.

                         Form S-8 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by iBIZ Technology, Corp., a Florida corporation (the "Company"), with the Securities and Exchange.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,


                             /s/ Sichenzia Ross Friedman Ference LLP
                             ---------------------------------------
                             Sichenzia Ross Friedman Ference LLP